As filed with the Securities and Exchange Commission on November 13, 2007

Registration No. 333-146787

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UROPLASTY, INC.
(Exact Name of Registrant as specified in its charter)

Minnesota	3841	41-1719250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road
Minnetonka, Minnesota 55343
Telephone: (952) 426-6140
(Address, including zip code and telephone number,
including area code, of Registrant’s principal executive offices)

David B. Kaysen
President and Chief Executive Officer
5420 Feltl Road
Minnetonka, Minnesota 55343
Telephone: (952) 426-6140
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Jeffrey C. Robbins, Esq.	W. Morgan Burns, Esq.
Messerli & Kramer P.A.	Jonathan R. Zimmerman, Esq.
150 South Fifth Street, Suite 1800	Faegre & Benson LLP
Minneapolis, Minnesota 55402	2200 Wells Fargo Center
Telephone: (612) 672-3600	90 South Seventh Street
Facsimile: (612) 672-3777	Minneapolis, Minnesota. 55402-3901
Telephone: (612) 766-7000
Facsimile: (612) 766-1600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-146787) of Uroplasty, Inc. is being filed for the purpose of adding Exhibit 5 and amending “Part II — Item 27. Exhibits” and the Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other affiliated organizations. Our Bylaws provide that we shall indemnify officers and directors to the extent permitted by Section 302A.521.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the registration of the common stock hereunder, excluding underwriting commissions. All amounts are estimated, except for the SEC registration fee.

Item	Amount

SEC registration fee	$392
Accountants’ fees and expenses	20,000
Legal fees and expenses	120,000
Printing expenses	30,000
FINRA and AMEX Fees	46,650
Blue sky fees and expenses	3,000
Transfer Agent and Registrar fees and expenses	1,000
Miscellaneous	3,958

Total	225,000

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of our securities sold within the past three years without registration under the Securities Act:

(1) In April 2007, the Company acquired from CystoMedix, Inc. certain intellectual property assets. In consideration, the Company issued 1,417,144 shares of common stock to CystoMedix.

(2) In August 2006, we issued and sold an aggregate of 1,389,999 shares of common stock, as well as five-year warrants exercisable at $2.50 per share to purchase 764,500 shares of common stock, for an aggregate consideration of approximately $2.1 million. The securities were sold pursuant to a securities purchase agreement dated August 7, 2006.

(3) In April 2005, we granted new warrants to purchase a total of 706,218 shares of common stock to holders of unexercised warrants that expired in July 2004. The new warrants are exercisable at $2.00 per share.

(4) In April 2005, we issued and sold an aggregate of 2,147,142 shares of common stock, as well as five-year warrants exercisable at $4.75 per share to purchase 1,180,928 shares of common stock, for an aggregate consideration of approximately $7.5 million. The securities were sold pursuant to a securities purchase agreement dated April 21, 2005.

There were no underwriters employed in connection with any of the transactions set forth in this Item 26. With respect to items (1), (2) and (4), each of the stock issuances was deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act. The recipients of securities represented that they were accredited investors and that their intentions were to acquire the securities for investment only and not with a view to or for distributing or reselling such securities, and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access to such information. The sales of these securities were made without general solicitation or advertising.

With respect to item (3), the grant of the new warrants did not involve a “sale” because we issued the new warrants at no charge and received no form of consideration from holders of the unexercised, expired warrants in exchange for the new warrants.

ITEM 27.	EXHIBITS

Number		Description

1	.1**	Form of Underwriting Agreement
2.1		First Amended Joint Plan of Reorganization (Modified) dated January 31, 1994 (Incorporated by reference to Exhibit 8.2 to Registrant’s Registration Statement on Form 10SB)
3	.1**	Restated Articles of Incorporation of Uroplasty, Inc., as amended to date
3.2		Bylaws of Uroplasty, Inc. (Incorporated by reference to Exhibit 2.2 to Registrant’s Registration Statement on Form 10SB)
4.1		Form of Stock Certificate representing shares of our Common Stock (Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form 10SB)
4.2		Form of Warrant (Incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form SB-2, Registration No. 333-128313)
5*		Legal Opinion of Messerli & Kramer P.A.
10.1		Settlement Agreement and Release dated November 30, 1993 by and between Bioplasty, Inc., Bio-Manufacturing, Inc., Uroplasty, Inc., Arthur A. Beisang, Arthur A. Beisang III, MD and Robert A. Ersek, MD (Incorporated by reference to Exhibit 6.1 to Registrant’s Registration Statement on Form 10SB)
10.2		Purchase and Sale Agreement dated December 1, 1995 by and among Bio-Vascular, Inc., Bioplasty, Inc., and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.2 to Registrant’s Registration Statement on Form 10SB)
10.3		License Agreement dated December 1, 1995 by and between Bio-Vascular, Inc. and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.3 to Registrant’s Registration Statement on Form 10SB)
10.4		Unsecured $640,000 Promissory Note dated March 30, 1994 by and between Bioplasty, Inc., Uroplasty, Inc. and Bioplasty Product Claimants’ Trust (Incorporated by reference to Exhibit 6.5 to Registrant’s Registration Statement on Form 10SB)
10.5		Agreement and Satisfaction dated January 30, 1995 by and between Bioplasty Product Claimants’ Trust and Bioplasty, Inc. (Incorporated by reference to Exhibit 6.6 to Registrant’s Registration Statement on Form 10SB)

Number	Description

10.6	Asset Sale and Satisfaction of Debt Agreement dated June 23, 1995 by and between Bioplasty, Inc. and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.7 to Registrant’s Registration Statement on Form 10SB)
10.7	Executory Contract Assumption Stipulation dated December 28, 1993 by and between Bioplasty, Inc., Uroplasty, Inc., and Collagen Corporation (Incorporated by reference to Exhibit 6.8 to Registrant’s Registration Statement on Form 10SB)
10.8	Settlement and License Agreement dated July 23, 1992 by and between Collagen Corporation, Bioplasty, Inc., and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.9 to Registrant’s Registration Statement on Form 10SB)
10.9	Employment Agreement between Uroplasty, Inc. and Susan Holman dated December 7, 1999. (Incorporated by reference to Exhibit 10.13 to Registrant’s Form 10-KSB for the year ended 03-31-2000.)
10.10	Employment Agreement between Uroplasty, Inc. and Larry Heinemann dated December 7, 1999. (Incorporated by reference to Exhibit 10.14 to Registrant’s Form 10-KSB for the year ended 03-31-2000.)
10.11	Agreement, dated October 14, 1998, by and between Uroplasty, Inc. and Samir M. Henalla (pertaining to Macroplastique Implantation System). (Incorporated by reference to Exhibit 10.15 to Registrant’s Form 10-KSB/A for the year ended 03-31-2001)
10.12	Employment Agreement between Uroplasty, Inc. and Mr. Marc Herregraven dated November 15, 2002. (Incorporated by reference to Exhibit 10.15 to Registrant’s Form 10-KSB for the year ended 03-31-2003)
10.13	Consulting Agreement between Uroplasty, Inc. and CCRI Corporation dated April 1, 2003. (Incorporated by reference to Exhibit 10.18 to Registrant’s Form 10-KSB for the year ended 03-31-2003)
10.14	Employment Agreement between Uroplasty, Inc. and Sam B. Humphries dated January 1, 2005 (Incorporated by reference to Exhibit 10.1 to Registrant’s Form 10-QSB for the period ended December 31, 2004)
10.15	Employment and Consulting Agreement between Uroplasty, Inc. and Daniel G. Holman dated January 1, 2005 (Incorporated by reference to Exhibit 10.2 to Registrant’s Form 10-QSB for the period ended December 31, 2004)
10.16	Form of Securities Purchase Agreement dated as of April 21, 2005, by and among Uroplasty, Inc., and the investors identified on the signature pages thereto (Incorporated by reference to Exhibit 10.20 to Registrant’s Form 8-K dated April 21, 2005)
10.17	Form of Warrant (Incorporated by reference to Exhibit 10.21 to Registrant’s Form 8-K dated April 21, 2005)
10.18	Form of Registration Rights Agreement dated as of April 21, 2005, by and among Uroplasty, Inc., and the investors named therein (Incorporated by reference to Exhibit 10.22 to Registrant’s From 8-K dated April 21, 2005)
10.19	Employment Agreement between Uroplasty, Inc. and Mahedi A. Jiwani dated November 14, 2005 (Incorporated by reference to Exhibit 10.24 to Registrant’s Form 10-QSB for the period ended September 30, 2005)
10.20	Lease Agreement between Uroplasty, Inc. and Liberty Property Limited Partnership dated January 20, 2006 (Incorporated by reference to Exhibit 10.25 to Registrant’s Form 8-K dated January 24, 2006)
10.21	Form of Distribution Agreement between Uroplasty, Inc. and CL Medical SARL, dated February 15, 2006 (Incorporated by reference to Exhibit 10.26 to Registrant’s Form SB-2/A dated February 21, 2006)

Number		Description

10.22		Letter Agreement between Daniel G. Holman and Uroplasty, Inc., amending terms of Employment Agreement dated January 1, 2005 (Incorporated by reference to Exhibit 10.27 to Registrant’s Form 8-K dated March 27, 2006)
10.23		Letter Agreement between Sam B. Humphries and Uroplasty, Inc., dated April 26, 2006 (Incorporated by reference to Exhibit 10.28 to Registrant’s Amendment No. 1 to Form SB-2 dated April 27, 2006)
10.24		Letter Agreement between Uroplasty, Inc. and Daniel G. Holman dated April 26, 2006 (Incorporated by reference to Exhibit 10.29 to Registrant’s Amendment No. 1 to Form SB-2 dated April 27, 2006)
10.25		Employment Agreement between Uroplasty, Inc. and David B. Kaysen dated May 17, 2006 (Incorporated by reference to Exhibit 10.30 to Registrant’s Form 10-KSB for the fiscal year ended March 31, 2006)
10.26		Business Loan Agreement and related Promissory Note dated May 1, 2007 with Venture Bank (Incorporated by reference to Exhibit 10.37 to Registrant’s Form 8-K dated May 1, 2007)
10.27		Form of Securities Purchase Agreement dated as of August 7, 2006, by and among Uroplasty, Inc., and the investors identified on the signature pages thereto (Incorporated by reference to Exhibit 10.32 to Registrant’s Form 8-K dated August 8, 2006)
10.28		Form of Registration Rights Agreement dated as of August 7, 2006, by and among Uroplasty, Inc., and the investors named therein (Incorporated by reference to Exhibit 10.34 to Registrant’s Form 8-K dated August 8, 2006)
10.29		Form of Warrant dated August 7, 2006 (Incorporated by reference to Exhibit 10.33 to Registrant’s Form 8-K dated August 8, 2006)
10.30		Letter Agreement dated October 26, 2006 between Uroplasty, Inc. and Venture Bank (Incorporated by reference to Exhibit 10.34 to Registrant’s Form SB-2 filed October 27, 2006)
10.31		Form of Exclusive Distribution Agreement (Incorporated by reference to Exhibit 10.26 to Registrant’s Form 10-KSB for the year ended March 31, 2007)
10.32		Form of Asset Purchase Agreement, dated as of March 15, 2007, between Uroplasty, Inc. and CystoMedix, Inc. (Incorporated by reference to Exhibit 10.36 to Registrant’s Form 8-K dated March 15, 2007)
21.1		List of Subsidiaries (Incorporated by reference to Exhibit 21 to Registrant’s Form 10-KSB for the year ended March 31, 2007)
23	.1**	Consent of McGladrey & Pullen, LLP
23	.3*	Consent of Messerli & Kramer P.A. (included in Exhibit 5)
24.1		Power of Attorney (included on signature page of Form SB-2 as initially filed)

*	Filed herewith

**	Previously filed

ITEM 28.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

For purposes of determining any liability under the Securities Act of 1933,

(i) treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1)or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii) treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on November 13, 2007.

UROPLASTY, INC.

By:	/s/ DAVID B. KAYSEN
David B. Kaysen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title/Capacity	Date

/s/ DAVID B. KAYSEN David B. Kaysen	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2007

/s/ MAHEDI A. JIWANI Mahedi A. Jiwani	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2007

* R. Patrick Maxwell	Chairman of the Board of Directors	November 13, 2007

* Thomas E. Jamison	Director	November 13, 2007

* Lee A. Jones	Director	November 13, 2007

* James P. Stauner	Director	November 13, 2007

* Sven A. Wehrwein	Director	November 13, 2007

*By:	/s/ DAVID B. KAYSEN
David B. Kaysen, as Attorney-in-Fact

EXHIBIT INDEX

Number		Description

1.1	**	Form of Underwriting Agreement
2.1		First Amended Joint Plan of Reorganization (Modified) dated January 31, 1994 (Incorporated by reference to Exhibit 8.2 to Registrant’s Registration Statement on Form 10SB)
3.1	**	Restated Articles of Incorporation of Uroplasty, Inc., as amended to date
3.2		Bylaws of Uroplasty, Inc. (Incorporated by reference to Exhibit 2.2 to Registrant’s Registration Statement on Form 10SB)
4.1		Form of Stock Certificate representing shares of our Common Stock (Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form 10SB)
4.2		Form of Warrant (Incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form SB-2, Registration No. 333-128313)
5	*	Legal Opinion of Messerli & Kramer P.A.
10.1		Settlement Agreement and Release dated November 30, 1993 by and between Bioplasty, Inc., Bio-Manufacturing, Inc., Uroplasty, Inc., Arthur A. Beisang, Arthur A. Beisang III, MD and Robert A. Ersek, MD (Incorporated by reference to Exhibit 6.1 to Registrant’s Registration Statement on Form 10SB)
10.2		Purchase and Sale Agreement dated December 1, 1995 by and among Bio-Vascular, Inc., Bioplasty, Inc., and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.2 to Registrant’s Registration Statement on Form 10SB)
10.3		License Agreement dated December 1, 1995 by and between Bio-Vascular, Inc. and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.3 to Registrant’s Registration Statement on Form 10SB)
10.4		Unsecured $640,000 Promissory Note dated March 30, 1994 by and between Bioplasty, Inc., Uroplasty, Inc. and Bioplasty Product Claimants’ Trust (Incorporated by reference to Exhibit 6.5 to Registrant’s Registration Statement on Form 10SB)
10.5		Agreement and Satisfaction dated January 30, 1995 by and between Bioplasty Product Claimants’ Trust and Bioplasty, Inc. (Incorporated by reference to Exhibit 6.6 to Registrant’s Registration Statement on Form 10SB)
10.6		Asset Sale and Satisfaction of Debt Agreement dated June 23, 1995 by and between Bioplasty, Inc. and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.7 to Registrant’s Registration Statement on Form 10SB)
10.7		Executory Contract Assumption Stipulation dated December 28, 1993 by and between Bioplasty, Inc., Uroplasty, Inc., and Collagen Corporation (Incorporated by reference to Exhibit 6.8 to Registrant’s Registration Statement on Form 10SB)
10.8		Settlement and License Agreement dated July 23, 1992 by and between Collagen Corporation, Bioplasty, Inc., and Uroplasty, Inc. (Incorporated by reference to Exhibit 6.9 to Registrant’s Registration Statement on Form 10SB)
10.9		Employment Agreement between Uroplasty, Inc. and Susan Holman dated December 7, 1999. (Incorporated by reference to Exhibit 10.13 to Registrant’s Form 10-KSB for the year ended 03-31-2000.)
10.10		Employment Agreement between Uroplasty, Inc. and Larry Heinemann dated December 7, 1999. (Incorporated by reference to Exhibit 10.14 to Registrant’s Form 10-KSB for the year ended 03-31-2000.)
10.11		Agreement, dated October 14, 1998, by and between Uroplasty, Inc. and Samir M. Henalla (pertaining to Macroplastique Implantation System). (Incorporated by reference to Exhibit 10.15 to Registrant’s Form 10-KSB/A for the year ended 03-31-2001)

Number	Description

10.12	Employment Agreement between Uroplasty, Inc. and Mr. Marc Herregraven dated November 15, 2002. (Incorporated by reference to Exhibit 10.15 to Registrant’s Form 10-KSB for the year ended 03-31-2003)
10.13	Consulting Agreement between Uroplasty, Inc. and CCRI Corporation dated April 1, 2003. (Incorporated by reference to Exhibit 10.18 to Registrant’s Form 10-KSB for the year ended 03-31-2003)
10.14	Employment Agreement between Uroplasty, Inc. and Sam B. Humphries dated January 1, 2005 (Incorporated by reference to Exhibit 10.1 to Registrant’s Form 10-QSB for the period ended December 31, 2004)
10.15	Employment and Consulting Agreement between Uroplasty, Inc. and Daniel G. Holman dated January 1, 2005 (Incorporated by reference to Exhibit 10.2 to Registrant’s Form 10-QSB for the period ended December 31, 2004)
10.16	Form of Securities Purchase Agreement, dated as of April 21, 2005, by and among Uroplasty, Inc., and the investors identified on the signature pages thereto (Incorporated by reference to Exhibit 10.20 to Registrant’s Form 8-K dated April 21, 2005)
10.17	Form of Warrant (Incorporated by reference to Exhibit 10.21 to Registrant’s Form 8-K dated April 21, 2005)
10.18	Form of Registration Rights Agreement dated as of April 21, 2005, by and among Uroplasty, Inc., and the investors named therein (Incorporated by reference to Exhibit 10.22 to Registrant’s Form 8-K dated April 21, 2005)
10.19	Employment Agreement between Uroplasty, Inc. and Mahedi A. Jiwani dated November 14, 2005 (Incorporated by reference to Exhibit 10.24 to Registrant’s Form 10-QSB for the period ended September 30, 2005)
10.20	Lease Agreement between Uroplasty, Inc. and Liberty Property Limited Partnership dated January 20, 2006 (Incorporated by reference to Exhibit 10.25 to Registrant’s Form 8-K dated January 24, 2006)
10.21	Form of Distribution Agreement between Uroplasty, Inc. and CL Medical SARL, dated February 15, 2006 (Incorporated by reference to Exhibit 10.26 to Registrant’s Form SB-2/A dated February 21, 2006
10.22	Letter Agreement between Daniel G. Holman and Uroplasty, Inc., amending terms of Employment Agreement dated January 1, 2005 (Incorporated by reference to Exhibit 10.27 to Registrant’s Form 8-K dated March 27, 2006)
10.23	Letter Agreement between Sam B. Humphries and Uroplasty, Inc., dated April 26, 2006 (Incorporated by reference to Exhibit 10.28 to Registrant’s Amendment No. 1 to Form SB-2 dated April 27, 2006)
10.24	Letter Agreement between Uroplasty, Inc. and David G. Holman dated April 26, 2006 (Incorporated by reference to Exhibit 10.29 to Registrant’s Amendment No. 1 to Form SB-2 dated April 27, 2006)
10.25	Employment Agreement between Uroplasty, Inc. and David B. Kaysen dated May 17, 2006 (Incorporated by reference to Exhibit 10.30 to Registrant’s Form 10-KSB for the fiscal year ended March 31, 2006)
10.26	Business Loan Agreement and related Promissory Note dated May 1, 2007 with Venture Bank (Incorporated by reference to Exhibit 10.37 to Registrant’s Form 8-K dated May 1, 2007)
10.27	Form of Securities Purchase Agreement dated as of August 7, 2006, by and among Uroplasty, Inc., and the investors identified on the signature pages thereto (Incorporated by reference to Exhibit 10.32 to Registrant’s Form 8-K dated August 8, 2006)

Number		Description

10.28		Form of Registration Rights Agreement dated as of August 7, 2006, by and among Uroplasty, Inc., and the investors named therein (Incorporated by reference to Exhibit 10.34 to Registrant’s Form 8-K dated August 8, 2006)
10.29		Form of Warrant dated August 7, 2006 (Incorporated by reference to Exhibit 10.33 to Registrant’s Form 8-K dated August 8, 2006)
10.30		Letter Agreement dated October 26, 2006 between Uroplasty, Inc. and Venture Bank (Incorporated by reference to Exhibit 10.34 to Registrant’s Form SB-2 filed October 27, 2006)
10.31		Form of Exclusive Distribution Agreement (Incorporated by reference to Exhibit 10.26 to Registrant’s Form 10-KSB for the year ended March 31, 2007)
10.32		Form of Asset Purchase Agreement, dated as of March 15, 2007, between Uroplasty, Inc. and CystoMedix, Inc. (Incorporated by reference to Exhibit 10.36 to Registrant’s Form 8-K dated March 15, 2007)
21.1		List of Subsidiaries (Incorporated by reference to Exhibit 21 to Registrant’s Form 10-KSB for the year ended March 31, 2007)
23	.1**	Consent of McGladrey & Pullen, LLP
23	.3*	Consent of Messerli & Kramer P.A. (included in Exhibit 5)
24.1		Power of Attorney (included on signature page of Form SB-2 as initially filed)

*	Filed herewith

**	Previously filed